UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)

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Marsh Supermarkets, Inc.

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This filing consists of a press release issued by Marsh Supermarkets, Inc.
For Further Information Contact:
Douglas W. Dougherty
Chief Financial Officer
(317) 594-2627
For Immediate Release:
June 12, 2006
MARSH SUPERMARKETS REPORTS ON
COMPETING TRANSACTION
     Indianapolis, IN, June 12, 2006 — Marsh Supermarkets, Inc. (Nasdaq: MARSA and MARSB) (“Marsh” or the “Company”), today announced that its Board of Directors took action under its merger agreement with MSH Supermarkets Holding Corp. (“MSH”), an affiliate of Sun Capital Partners Group IV, LP, a private investment fund. Under the MSH merger agreement, holders of both classes of Marsh common stock will receive $11.125 per share in cash.
     On May 30, 2006, the Company announced the receipt of letters from Cardinal Paragon, Inc. (“Cardinal”) and Drawbridge Special Opportunities Advisors LLC (“Drawbridge” and together with Cardinal, the “Cardinal Group”)). In those letters, the Cardinal Group requested that the Company consent to their making a proposal to acquire Marsh for $13.625 per share, subject to completion of due diligence, and otherwise on substantially the same terms as the MSH merger agreement.
     The Company entered into a merger agreement with MSH on May 2, 2006 after having conducted a six-month public process to consider strategic alternatives, including a sale. Cardinal had entered into a confidentiality agreement with Marsh as part of the strategic alternative process. The confidentiality agreement contains standstill provisions under which Cardinal agreed not to make an offer to acquire Marsh without Marsh’s prior consent. The merger agreement with MSH contains a covenant prohibiting the Company from waiving or failing to enforce any standstill agreement without the prior consent of MSH. The Company has requested MSH to consent to the Company granting the request of Cardinal Group, but MSH and the Company have not been able to reach agreement on the terms under which MSH would provide its consent.
     Under the MSH merger agreement, if a competing transaction has been publicly disclosed, MSH would have the right to terminate the merger agreement and receive a $10 million termination fee from the Company if the Company failed to issue a press release announcing its opposition to the competing transaction within 10 business days.

     Given the uncertainty of the competing transaction and the adverse consequences from failing to announce opposition within the 10 business day period, the Company’s Board of Directors concluded that there is only one prudent course of action at this time. Accordingly, the Company is announcing its opposition to the Cardinal Group competing transaction. The Company’s Board intends to continue to monitor any developments.
     The Company also announced that it expects to announce results for the fourth fiscal quarter and fiscal year ended April 1, 2006 and file preliminary proxy materials with respect to the MSH merger later this week.
About Marsh Supermarkets, Inc.
     The Company is a leading regional chain, operating 69 Marsh® supermarkets, 38 LoBill® Foods stores, eight O’Malia® Food Markets, 154 Village Pantry® convenience stores, and two Arthur’s Fresh Market® stores in Indiana, Illinois and western Ohio. The Company also operates Crystal Food Services(sm), which provides upscale catering, cafeterias management, office coffee, coffee roasting, vending and concessions, and restaurant management and Primo Banquet Catering and Conference Centers, Floral Fashions®, McNamara Florist® and Enflora® — Flowers for Business.
Where to Find Additional Information
     The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger with MSH. Investors are urged to carefully read the proxy statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and proposed merger. The proxy statement will be mailed to the shareholders of the Company prior to the shareholder meeting. In addition, investors and security holders will be able to obtain free copies of the proxy statement, when it becomes available, and other documents filed by the Company with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from the Company’s Web site at www.marsh.net, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Marsh Supermarkets, Inc., 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256, (317) 594-2628.
Participants in the Solicitation
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger with MSH. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement relating to its 2005 annual meeting of shareholders, which was filed with the SEC on June 23, 2005. Additional information regarding the interests of participants in the solicitation will be set forth in the proxy statement to be filed with the SEC in connection with the proposed transaction.
Cautionary Note Regarding Forward-Looking Statements
     This press release includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company’s control. The forward-looking statements and the Company’s future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: uncertainty regarding closing of the proposed transaction with MSH and the effect of the unsolicited communications from Drawbridge/Cardinal on the vote of the Company’s shareholders on the MSH merger agreement; the entry of new or remodeled competitive stores into the Company’s market areas; the level of discounting and promotional spending by competitors; the Company’s ability to improve comparable store sales; the level of margins achievable in the Company’s operating divisions; the stability and timing of distribution incentives from suppliers; changes in the terms on which suppliers require the Company to pay for store merchandise; softness in the local economy; the Company’s ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company’s new and remodeled stores; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company’s ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties associated with pension and other retirement obligations; uncertainties related to the outcome of pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.